Exhibit 4.a

Number               [Form of Facing Page CROWN CORK & SEAL               Shares
                        COMPANY, INC. Stock Certificate]




     Common Stock         CROWN CORK & SEAL COMPANY,           Common Stock
(Par Value $5.00 Each)                INC.               (Par Value $5.00 Each)

                                                               CUSIP 228255 10 5

               Incorporated Under the Laws of the Commonwealth of
                                  Pennsylvania
                                                         See Reverse For Certain
                                                                     Definitions


This is to Certify that                                          is the owner of


      FULL-PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF $5.00 EACH,
                                OF COMMON STOCK


of Crown Cork & Seal Company, Inc. (hereinafter referred to as the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation (pursuant to which the Corporation is formed) as amended, (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the seal of the Corporation and the signatures of its duly authorized officers.


Dated:_______________


                                  [FORM OF
_____________________________     CORPORATE     ________________________________
Corporate Secretary                 SEAL]                  Chairman of the Board


                                                    COUNTERSIGNED AND REGISTERED
                                        FIRST CHICAGO TRUST COMPANY OF NEW YORK,
                                                                  TRANSFER AGENT
                                               BY                 AND REGISTRAR.

                                                            AUTHORIZED SIGNATURE

                         CROWN CORK & SEAL COMPANY, INC.

     The Corporation will furnish to any shareholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation. Any such requests may be made to the Corporation or the Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM ___ as tenants in common           UNIF GIFT MIN ACT--
TEN ENT ___ as tenants by the entireties   ___________Custodian____________
JT TEN  ___ as joint tenants with right        (Cust)            (Minor)
            of survivorship and not
            as tenants in common           under Uniform Gifts
                                           to Minors Act __________________
                                                             (State)

     Additional abbreviations may also be used though not in the above list.

     For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

____________________________________


________________________________________________________________________________
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_______________________________________

________________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,_______________________________________

                                     SIGNATURE(S) GUARANTEED


                                     By_________________________________________
                                     THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                     ELIGIBLE GUARANTOR INSTITUTION. (Banks,
                                     Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17 Ad-15.


This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Crown Cork & Seal Company, Inc. (the "Company") and First Chicago Trust Company of New York as Rights Agent, dated as of August 7, 1995 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.

Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly following receipt of a written request therefor.

Under certain circumstances, Rights beneficially owned by Acquiring Persons or Associates or Affiliates of Acquiring Persons (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.